CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated July 26, 2011 on Dreyfus Select Managers Small Cap Growth fund and Dreyfus Select Managers Large Cap Growth Fund for the fiscal year ended May 31, 2011 which are incorporated by reference in Post-Effective Amendment No. 72 to the Registration Statement (Form N-1A Nos. 2-88816 and 811-3940) of Strategic Funds, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

September 26, 2011